Exhibit 4.5

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE FIRST SUPPLEMENTAL INDENTURE TO THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

LEGG MASON, INC.

5.625% Senior Note due 2044

CUSIP: 524901AR6 / ISIN: US524901AR65 / COMMON CODE: 097681333

Dated: June 26, 2014

No. 2	Initially $150,000,000

LEGG MASON, INC., a Maryland corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of $150,000,000 DOLLARS or such other amount as indicated on the Schedule of Exchanges of Note attached hereto on January 15, 2044.

Interest Rate: 5.625% per annum.

Interest Payment Dates: January 15 and July 15, commencing on July 15, 2014.

Regular Record Dates: January 1 and July 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

LEGG MASON, INC.

By:
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

Dated:

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REVERSE SIDE OF NOTE

LEGG MASON, INC.

5.625% Senior Note Due 2044

1.	Title of Series; Indenture.

This is one of a series of Securities issued under the indenture dated as of January 22, 2014 (as amended from time to time, the “Base Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 22, 2014 (the “First Supplemental Indenture”) between the Company and the Trustee. The Base Indenture as so supplemented by the First Supplemental Indenture is referred to herein as the “Indenture.” The title of the Securities of this series is 5.625% Senior Notes due 2044 (the “Notes”). Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Indenture limits the original aggregate principal amount of the Notes to $400,000,000, but additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such additional Notes will form a single series of Securities.

2.	Principal and Interest.

The Company promises to pay the principal of this Note on January 15, 2044. The Company promises to pay interest on the principal amount of this Note until the principal of this Note is paid or made available for payment on each Interest Payment Date, as set forth on the face of this Note, at the rate of 5.625% per annum.

Interest will be payable semiannually on each Interest Payment Date, to the Holders of record of the Notes at the close of business on the January 1 or July 1 (whether or not a Business Day) immediately preceding the Interest Payment Date, commencing July 15, 2014.

Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for on this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid or duly provided for, from January 22, 2014. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date as further described in the Indenture.

3.	Redemption and Repurchase.

This Note is subject to optional redemption, and may be the subject of an offer to purchase upon the occurrence of a Change of Control Repurchase Event or a Designated Subsidiary Stock Disposition, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

4.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.	Defaults and Remedies.

If one of certain Events of Default, as defined in the Indenture, occurs with respect to the Notes and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency Default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.	Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity or correct or supplement any provision that may be inconsistent with any other provision, in each case if such amendment or supplement does not adversely affect the interests of the Holders of the Notes in any material respect.

7.	Authentication.

This Note is not valid until the Trustee signs the certificate of authentication on the other side of this Note.

8.	Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

SCHEDULE OF EXCHANGES OF NOTE

The following exchanges of a part of this Global Note for Definitive Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered other than to and in the name of the registered holder.

Fill in for registration of Notes if to be delivered other than to and in the name of the registered holder:
(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number